PETROLEUM HEAT AND POWER CO., INC.




                              THIRD AMENDMENT




                        Dated as of January 24, 1994




                                    Re:

                Note Agreement Dated as of January 15, 1991

                                    and

                   $12,500,000 14.10% Subordinated Notes
                            Due January 15, 2001

                     PETROLEUM HEAT AND POWER CO., INC.

                              THIRD AMENDMENT


                                    Re:

                Note Agreement Dated as of January 15, 1991

                                    and

                   $12,500,000 14.10% Subordinated Notes
                            Due January 15, 2001



                                                                Dated as of
                                                           January 24, 1994


Connecticut General Life
Insurance Company
c/o CIGNA Investments, Inc.
Hartford, Connecticut  06152

Gentlemen:

          Reference is made to the separate Note Agreement dated as of

January 15, 1991, as amended (the "Existing Note Agreement"), between

Petroleum Heat and Power Co., Inc., a Minnesota corporation (the

"Company"), and you.  Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Existing Note Agreement.

You are hereinafter sometimes referred to as the "Holder."

          In consideration of the sum of Sixty Two Thousand Five Hundred

Dollars ($62,500) lawful money of the United States of America (the

"Exchange Fee"), and for other good and valuable consideration, the Company requests the amendment of the terms of the Existing Note Agreement as hereinafter provided.

          Upon your acceptance hereof and upon satisfaction of the

conditions hereof, the Third Amendment to the Note Agreement (this "Third

Amendment") shall constitute a contract between us amending the Existing

Note Agreement in the respects, but only in the respects, hereinafter set forth:


SECTION 1.  AMENDMENTS TO NOTE AGREEMENT
- ----------  ----------------------------

          1.1  Definition of Notes.  Notwithstanding any provision to the
               -------------------

contrary, the term "Notes" means $6,250,000 of the Company's Series A

Subordinated Notes due January 15, 2001 ("Series A Notes") and $6,250,000

of the Company's Series B Senior Notes due January 15, 2001 ("Series B

Notes").

          1.2  Amendment to Section 4.5.  Section 4.5 is hereby amended by
               ------------------------

deleting the existing provisions and by substituting therefor the following provisions:

               4.5  Nature of Business.  Neither the Company nor any
                    ------------------
          Subsidiary will engage in any business if, giving effect thereto, less than 80% of the Consolidated Operating Cash Flow of the Company for the 12 months ended with its most recently ended fiscal quarter would be attributable to the distribution of the home heating oil (#2 fuel oil), propane and related products (including the distribution of other petroleum products which were distributed by the Company during its fiscal year ending December 31, 1990), all as determined in accordance with generally accepted accounting principles.

          1.3  Amendment to Section 4.6.  Section 4.6 is hereby amended by
               ------------------------

deleting the existing provisions and by substituting therefor the following provisions:

               Neither the Company nor any of its Subsidiaries will incur, create, assume, guarantee or otherwise become liable for any additional Funded Debt unless, after giving effect thereto, the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1 through December 31, 1995; 2.1 to 1 from January 1, 1996 through December 31, 1996; 2.2 to 1 from January 1, 1997 through December

          31, 1997; 2.3 to 1 from January 1, 1998 through December 31, 1998; 2.4 to 1 from January 1, 1999 through December 31, 1999 and
          2.5 to 1 on and after January 1, 2000 (each such ratio for each such period, a "Minimum Consolidated EBITDA Coverage Ratio").

               The foregoing restriction on additional Funded Debt shall not be applicable to (i) Funded Debt incurred to refund, extend or renew up to an equal amount of outstanding Funded Debt; provided, that, if any Funded Debt is incurred for the purpose of refunding, extending or renewing any Indebtedness which is subordinate to the Notes, such Funded Debt must be subordinated to the Notes, to the extent such Indebtedness is so subordinated, and provided, further, that, if any Funded Debt is incurred for the purpose of refunding, extending or renewing any Indebtedness which is of equal rank with the Notes, such Funded Debt may not be Senior Indebtedness and (ii) additional Funded Debt in an aggregate amount not to exceed $25 million at any one time outstanding; provided, however, that Funded Debt incurred pursuant to this subsection (ii) shall be deemed not to be outstanding for purposes of this subsection (ii) if at any later determination date, the Company's Consolidated EBITDA Coverage Ratio exceeds the then applicable Minimum Consolidated EBITDA Coverage Ratio.

          1.4  Amendment to Section 5.1.  Section 5.1 is hereby amended by
               ------------------------

deleting the first sentence and by substituting therefor the following provisions:

          "The Company agrees that on January 15 in each year commencing January 15, 1996 and ending January 15, 2000, both inclusive, it will repay and apply and there shall become due and payable an amount equal to $1,050,000 on the principal indebtedness evidenced by the Series A Notes and $1,050,000 on the principal indebtedness evidenced by the Series B Notes.

          1.5  Section 6 is hereby amended by inserting the term "Series A"

before the term "Note" or "Notes" in each instance they appear and by amending the caption of the Section to read as follows:  "Section 6.

SUBORDINATION OF SERIES A NOTES.

          1.6  Amendment to Section 9.1.  (a) Section 9.1 is hereby amended
               ------------------------

to add the following definitions:

               "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business or (iii) a disposition of obsolete assets in the ordinary course of business.

               "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

               "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, and
          (C) the interest income realized by the Company and its Subsidiaries on the proceeds of such Indebtedness, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the Treasury Rate from the date such proceeds were received through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any

          Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale) and (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company; provided, however, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such period will be no more than 18 months prior to such date of purchase), less estimated post-acquisition loss of customers (not to be less than 3%) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

               "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Subsidiaries, determined on a consolidated basis, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees),
          (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a Wholly Owned Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company (but excluding interest expense associated with the accretion of principal on a non-interest bearing or other discount security) and (x) to the extent not already included in Consolidated Interest Expense, the interest expense attributable to Indebtedness of another person that is guaranteed by the Company or any of its Subsidiaries, less interest income (exclusive of deferred financing fees) of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

               "Consolidated Net Income" of a person, for any period, means the aggregate of the Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, provided that (i) the Net Income of any other person (other than a Subsidiary) in which such person has an interest will be included only to the extent of the amount of dividends or distributions paid to such person, (ii) the Net Income of any person acquired by such person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) any Net Income of any Subsidiary will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to such person, except that (A) such person's equity in the Net Income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to such person as a dividend or other distribution (subject, in the case of a dividend or other distribution to another subsidiary, to the limitation contained in this clause) and (B) such person's equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income, and (iv) the cumulative effect of a change in accounting principles will be excluded.

               "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense,
          (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash expenses.

               "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

               "Investment" in any person means any loan or advance to, any guarantee of, any acquisition of any Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person. Investments will exclude advances to customers and suppliers in the ordinary course of business.

               "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

               "Officers' Certificate" means a certificate signed by two
          Officers.

               "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided, however, that Preferred Stock will not include the Company's Class B Common Stock.

               "Treasury Rate" as of any date of determination means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) of one year.

               (b)  The definition of "Indebtedness" contained in Section

9.1 is hereby amended by deleting the last sentence thereof.

               (c)  The definition of "Sevin Group" contained in Section

9.1 is amended by deleting "Malvin P. Sevin" and inserting "The Estate of

Malvin P. Sevin."

          1.7  Section 10.3 is hereby amended by inserting the following sentence at the end of the section:

          "Notwithstanding the foregoing, Series A Notes may be exchanged only for other Series A Notes and Series B Notes may be exchanged only for other Series B Notes."

          1.8  Section 10.4 is hereby amended by inserting the following sentence at the end of the section:

          "Notwithstanding the foregoing, Series A Notes will be replaced only by Series A Notes and Series B Notes will be replaced only by other Series B Notes."

SECTION 2.  MISCELLANEOUS
- ----------  -------------

          2.1  Effectiveness.  This Third Amendment shall become effective
               -------------

upon compliance by the Company with the following conditions precedent:

               "(a) Closing Certificate.  You shall have received
                    -------------------
          certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to exchange any Notes and execute this Third Amendment and to the effect that (i) the representations and warranties of the Company set forth in Exhibit A hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

               (b)  Legal Opinions.  You shall have received from Phillips,
                    --------------
          Nizer, Benjamin, Krim & Ballon, counsel for the Company, its opinion dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibit B.

               (c) The Company shall have tendered to you the Series A and Series B Notes described on Exhibit C-1 and you shall have delivered to the Company the Note described on Exhibit C-2 on a date designated by the Company on at least two business days notice to you ("Closing Date"). The Series A Note shall be in the form of Exhibit D-1 and the Series B Note shall be in the form of Exhibit D-2.

               (d) The Company shall have paid the Exchange Fee to the Holder.

               (e)  Satisfactory Proceedings.  All proceedings taken in
                    ------------------------
          connection with the transactions contemplated by this Third Amendment, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions."

          2.2  Agreement to Amend the Purchase Agreement  As soon as
               -----------------------------------------
practicable following the consummation of the public offering of the Company's Subordinated Debentures due 2006 (the "New Debentures"), the Company shall provide you with a copy of all instruments reflecting the New Debentures and all agreements and other documents entered into or executed by the Company in connection with the issuance or sale of the New Debentures. If the Indebtedness represented by the New Debentures contains any term, right or covenant that is more favorable to the holder or holders of the New Debentures than you, as the holder of the Notes, enjoys under the Note Agreement (collectively, "more favorable covenants and other agreements"), then within 45 days following the receipt of such documents, you shall have the privilege to require the Company to amend the Note Agreement and/or the Notes to contain any or all of the more favorable covenants and other agreements.

          2.3  Continuing Effect of Agreements.  The Third Amendment shall
               -------------------------------
not constitute a waiver or amendment or any other provision of the Existing Note Agreement not expressly referred to herein. Except as expressly amended hereby, the terms and provisions of the Existing Note Agreement is and shall remain in full force and effect.

          2.4  Counterparts.  This Third Amendment may be executed by the
               ------------
parties thereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          2.5  Governing Law.  This Third Amendment shall be governed by
               -------------
and construed and interpreted in accordance with the laws of the State of New York.

          2.6  Successors and Assigns.  This Third Amendment shall be
               ----------------------
binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

                                PETROLEUM HEAT AND POWER CO., INC.


                                By:_________________________________
                                    George Leibowitz
                                    Senior Vice President




          The foregoing Third Amendment is hereby accepted and agreed to as of the date aforesaid.

                                CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                By CIGNA Investments, Inc.


                                _______________________________________

                       REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to you as follows:

     1.   Corporate Organization and Authority.  The Company, and each
Subsidiary,

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

     2. Exchange is Legal and Authorized. The exchange of the existing Notes for Series A and Series B Notes and compliance by the Company with all of the provisions of the Third Amendment

          (a)  are within the corporate powers of the Company;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Restated Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company; and

          (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Restated Articles of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Third Amendment, the Series A Notes, and the Series B Notes constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms.

     3. No Defaults. Both before and after the execution and delivery of the Third Amendment and the issuance and delivery of the Notes, no Default or Event of Default has occurred and is continuing. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the

                                 EXHIBIT A
                            (to Third Amendment)
lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     4. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Third Amendment or the Notes or compliance by the Company with any of the provisions of the Third Amendment or the Notes.












































                                 EXHIBIT A
                            (to Third Amendment)

                              January 26, 1994




To the Holders Named on
  Schedule I Hereto

Ladies and Gentlemen:

          We are counsel to Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), and have acted in that capacity in connection with the execution and delivery by the Company of the Third Amendment dated as of January 24, 1994 (the "Third Amendment") to the Note Agreement dated as of January 15, 1991 among the Company and you, respectively, and the issuance and delivery of the Series A Notes and the Series B Notes. Capitalized terms not otherwise defined herein are defined as set forth in the Third Amendment.

          We have examined, among other things, the Third Amendment, the Series A Notes, the Series B Notes, originals or copies certified or otherwise identified to our satisfaction of the Restated and Amended Articles of Incorporation (the "Restated Articles") and the By-Laws, each as amended to date, of the Company, records of the corporate proceedings relating to the Third Amendment, the Series A Notes, the Series B Notes, certificates of public officials and such other documents, records and legal matters as we have deemed necessary or relevant for purposes of the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures other than signatures of officers of the Company, the authenticity of documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed, without investigation, that the Third Amendment (and all collateral documents relating thereto) is valid and binding on, and enforceable against, you.


                                 EXHIBIT B

                                    -2-                    January 26, 1994

          Our opinion as to the existence and good standing of the Company is based solely upon a good standing certificate dated January 11, 1994, certified by the Secretary of State of the State of Minnesota.


          Based upon the foregoing and in reliance on statements of fact contained in the documents we have examined, we are of the opinion that:

          i. The Company is a corporation duly organized and existing and in good standing under the laws of the Sate of Minnesota and has all requisite corporate power and authority to enter into and perform the Third Amendment and to execute and deliver the Notes.

          ii. The Third Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (a) as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally, and (b) no opinion is expressed as to the availability of the remedy of specific performance.

          iii. The Notes have been duly authorized by proper corporate action on the part of the Company and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except (a) as such terms maybe limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally, and (b) no opinion is expressed as to the availability of the remedy of specific performance.

          iv. The issuance and delivery of the Notes under the circumstances contemplated by the Third Amendment is an exempt transaction under the Securities Act of 1933, as amended, and does not under existing law require the registration of the Notes under the Securities Act of 1933, as amended;

          v. The issuance and delivery of the Notes on the Closing Date and the execution, delivery and performance by the Company of the Third Amendment do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Restated Articles of Incorporation or By-Laws of the Company or any agreement or other instrument known to us after due investigation to which the Company is a party or by which the Company may be bound;

                                    -3-                    January 26, 1994

          We are experts only as to the laws of the State of New York and the Federal laws of the United States of America. We have made no special inquiry as to, and are not experts in, the laws of any other relevant jurisdiction.

          This letter is being furnished to you solely for your benefit and for the benefit of your successors and assigns and any transferee of the Notes. This letter may not be circulated, quoted or otherwise referred to by you, and may not be relied upon by you for any other purpose without our prior written consent.

                              Very truly yours,






/pg

                                EXHIBIT C-1


          Series A Subordinated Note         -         $6,250,000
          Series B Senior Note               -         $6,250,000




                                EXHIBIT C-2


          Subordinated Note - $12,500,000

                     PETROLEUM HEAT AND POWER CO., INC.

                     14.10% Series A Subordinated Note

                            Due January 15, 2001


No. R-                                                    ___________, 199_


          PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), for value received, hereby promises to pay to or registered assigns,
                    on the fifteenth day of January 2001
                          the principal amount of



                                                     DOLLARS ($___________)
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 14.10% per annum from the date hereof until maturity, payable quarterly on the fifteenth day of each April, July, October and January in each year commencing on the first such date after the date of issue hereof, and at maturity. The Company agrees to pay interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 16.10% per annum after due, whether by acceleration or otherwise, until paid. The principal hereof and interest hereon and premium, if any, are payable at the principal office of the Company in Stamford, Connecticut in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public debts.

          This Note is one of the Series A Subordinated Notes of the Company in the aggregate principal amount not to exceed $6,250,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of January 15, 1991, entered into by the Company with the original purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of al other Notes outstanding under the Note Agreement to all the benefits and security provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.

          This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Notes Agreement.

          The Notes are not subject to prepayment or redemption qt the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 5 of the Note Agreement.

          This Note and the indebtedness evidenced hereby is and shall at all times be and remain junior and subordinate in right of payment to any and all Senior Indebtedness of the Company as defined in the Note
Agreement, all to the extent more fully set forth in said Note Agreement.

          This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                              PETROLEUM HEAT AND POWER CO., INC.


                              By_________________________________
                                 Its:

                     PETROLEUM HEAT AND POWER CO., INC.

                        14.10% Series B Senior Note

                            Due January 15, 2001


No. R-                                                    ___________, 199_


          PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), for value received, hereby promises to pay to or registered assigns,
                    on the fifteenth day of January 2001
                          the principal amount of



                                                     DOLLARS ($___________)
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 14.10% per annum from the date hereof until maturity, payable quarterly on the fifteenth day of each April, July, October and January in each year commencing on the first such date after the date of issue hereof, and at maturity. The Company agrees to pay interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 16.10% per annum after due, whether by acceleration or otherwise, until paid. The principal hereof and interest hereon and premium, if any, are payable at the principal office of the Company in Stamford, Connecticut in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public debts.

          This Note is one of the Series B Senior Notes of the Company in the aggregate principal amount not to exceed $6,250,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of January 15, 1991, entered into by the Company with the original purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of al other Notes outstanding under the Note Agreement to all the benefits and security provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.

          This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Notes Agreement.

          The Notes are not subject to prepayment or redemption qt the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 5 of the Note Agreement.

          This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                              PETROLEUM HEAT AND POWER CO., INC.


                              By_________________________________
                                 Its: